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                                                                   EXHIBIT 23.03



                       Consent of Independent Auditors

We consent to the incorporation by reference into the Registration Statements of Quintiles Transnational Corp. on Form S-8 (Registration Nos. 33-91026, 33-16553 and 333-03603) and the Registration Statements on Form S-3 (Registration Nos. 333-19009 and 333-28919) of our report dated July 24, 1996, with respect to the consolidated financial statements of Innovex Companies, which report is included in this Current Report on Form 8-K filed with the Securities and Exchange Commission.


                                           /s/ KPMG
                                           ---------------------
                                               KPMG

Reading, England
14 October 1997